Exhibit 99.1

ITC Reports First Quarter 2016 Results

Highlights

•              First quarter 2016 operating earnings of $0.55 per diluted common share increased over the same period last year; first quarter 2016 reported earnings of $0.42 per diluted common share

•              Capital investments of $176.6 million for the three months ended March 31, 2016

	Three months ended
	March 31,
(in thousands, except per share data)	2016	2015
OPERATING REVENUES (GAAP)	$280,133	$272,487
REPORTED NET INCOME (GAAP)	$64,237	$67,132
OPERATING EARNINGS (Non-GAAP)	$84,451	$73,057
REPORTED DILUTED EPS (GAAP)	$0.42	$0.43
OPERATING DILUTED EPS (Non-GAAP)	$0.55	$0.47

NOVI, Mich., April 28, 2016 - ITC Holdings Corp. (NYSE: ITC) announced today its results for the quarter ended March 31, 2016.

Reported net income for the first quarter, measured in accordance with Generally Accepted Accounting Principles (GAAP), was $64.2 million, or $0.42 per diluted common share, compared to $67.1 million or $0.43 per diluted common share for the first quarter of 2015.

Operating earnings for the first quarter were $84.5 million, or $0.55 per diluted common share, compared to operating earnings of $73.1 million, or $0.47 per diluted common share for the first quarter of 2015.

ITC invested $176.6 million in capital projects during the three month period ended March 31, 2016, including $41.1 million at ITCTransmission, $47.0 million at METC, $74.8 million at ITC Midwest and $13.7 million at ITC Great Plains.

“We are pleased with our solid start to 2016,” said Joseph L. Welch, chairman, president and CEO of ITC. “We continue to deliver operational excellence to our customers and superior growth to our shareholders while concurrently focusing on the Fortis acquisition of ITC.”

Operating Earnings

Operating earnings are non-GAAP measures that exclude the impact of after-tax expenses associated with the following items:

1.              Regulatory charges of approximately $1.1 million, or $0.01 per diluted common share, for the first quarter of 2015 related to management’s decision to write off abandoned project costs at ITCTransmission.

2.              The estimated refund liability associated with the Midcontinent ISO (MISO) regional base ROE rate (the “base ROE”) of $11.5 million, or $0.07 per diluted common share, and $4.8 million, or $0.03 per diluted common share, for the three months ended March 31, 2016 and 2015, respectively. The refund liability reflects the estimated refund obligation associated with the base ROE 206 complaints.

3.              Fortis transaction related expenses of $8.7 million, or $0.06 per diluted common share, for the three months ended March 31, 2016.

Operating earnings for the first quarter of 2016 increased by $11.4 million, or $0.08 per diluted common share, compared with the same period last year. The increase compared to the prior period was largely attributable to higher income associated with increased rate base at our operating companies as well as lower non-recoverable bonus payments associated with the V-Plan project in the first quarter of 2016 compared to the same period in 2015. These beneficial factors were partially offset by the impact of electing bonus depreciation at all of our operating subsidiaries.

Balance Sheet Activities

On April 26, 2016, METC issued $200 million aggregate principal amount of 3.90% Senior Secured notes due 2046. The proceeds from the issuance will be used for general corporate purposes, including the repayment of borrowings under METC’s term loan agreement. METC’s Senior Secured Notes are issued under its first mortgage indenture and secured by a first mortgage lien on substantially all of its real property and tangible personal property.

First Quarter 2016 Operating Earnings Financial Results Detail — Non-GAAP Measure

ITC’s operating revenues for the first quarter of 2016 increased to $297.6 million compared to $280.0 million for the first quarter of 2015. Amounts reported for the first quarter of 2016 and 2015 exclude approximately $17.5 million and $7.5 million, respectively, in reduced pre-tax revenues associated with the base ROE refund liability. This increase was primarily due to higher revenue requirements attributable to a higher rate base at our regulated operating subsidiaries, as well as an increase in regional cost sharing revenues.

Operation and maintenance (O&M) expenses of $24.6 million were $1.0 million lower than the same period in 2015. The decrease in O&M expenses was primarily due to lower vegetation management requirements.

General and administrative (G&A) expenses of $32.8 million were $6.6 million lower compared to the same period in 2015. Amounts reported for the first quarter of 2016 exclude approximately $12.9 million of pre-tax activity related to the Fortis transaction. Amounts reported for the first quarter of 2015 exclude approximately $1.5 million of pre-tax activity related to regulatory charges. The decrease in G&A expenses was primarily due to lower incentive-based compensation for bonus payments.

Depreciation and amortization expenses of $38.9 million increased by $4.5 million compared to the same period in 2015 due to a higher depreciable base resulting from property, plant and equipment in-service additions.

Taxes other than income taxes of $23.4 million were $1.0 million higher than the same period in 2015. This increase was due to 2015 capital additions at our regulated operating subsidiaries, which are included in the assessment for 2016 personal property taxes.

Interest expense of $48.9 million increased by $0.8 million compared to the same period in 2015. Amounts reported for the first quarter of 2016 and 2015 exclude $1.5 million and $0.4 million, respectively, of pre-tax expenses related to the adjustments to operating earnings. The increase was due primarily to additional interest expense associated with higher borrowing levels.

The effective income tax rate for the first quarter of 2016 was 37.9 percent compared to 37.6 percent for the same period last year. Amounts reported for the first quarter of 2016 and 2015 exclude income taxes of approximately $11.7 million and $3.5 million, respectively, associated with adjustments to operating earnings.

First Quarter Conference Call and Webcast

Joseph L. Welch, chairman, president and CEO and Rejji P. Hayes, senior vice president and CFO will discuss the first quarter results in a conference call at 10 a.m. Eastern on Thursday, April 28, 2016. Individuals wishing to participate in the conference call may dial toll-free 877-644-1296 (domestic) or 914-495-8555 (international); there is no passcode. A listen-only live webcast of the conference call, including accompanying slides and the earnings release, will be available on the company’s investor information page. The conference call replay, available through May 3, 2016, can be accessed by dialing 855-859-2056 (toll free) or 404-537-3406, passcode 83086632. The webcast will be archived on the ITC website.

Other Available Information

More detail about first quarter 2016 results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Paper copies can also be made available by contacting us through our website.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. Through its regulated operating subsidiaries ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along approximately 15,700 circuit miles of transmission line. ITC’s grid development focus includes growth through regulated infrastructure investment as well as domestic and international expansion through merchant and other commercial development opportunities. For more information, please visit ITC’s website at www.itc-holdings.com (ITC-itc-F).

GAAP v. Non-GAAP Measures

ITC’s reported earnings are prepared in accordance with GAAP and represent earnings as reported to the Securities and Exchange Commission. ITC’s management believes that operating earnings, or GAAP earnings adjusted for specific items as described in the release that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding ITC’s underlying performance, business and performance trends, and helps facilitate period to period comparisons. However, non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Stephanie Amaimo, 248-946-3572; samaimo@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	March 31,
(in thousands, except per share data)	2016	2015
OPERATING REVENUES	$280,133	$272,487
OPERATING EXPENSES
Operation and maintenance	24,596	25,562
General and administrative	45,708	40,894
Depreciation and amortization	38,872	34,435
Taxes other than income taxes	23,449	22,380
Other operating (income) and expenses — net	(264)	(236)
Total operating expenses	132,361	123,035
OPERATING INCOME	147,772	149,452
OTHER EXPENSES (INCOME)
Interest expense — net	50,417	48,474
Allowance for equity funds used during construction	(7,519)	(7,549)
Other income	(268)	(253)
Other expense	1,162	1,188
Total other expenses (income)	43,792	41,860
INCOME BEFORE INCOME TAXES	103,980	107,592
INCOME TAX PROVISION	39,743	40,460
NET INCOME	$64,237	$67,132
Basic earnings per common share	$0.42	$0.43
Diluted earnings per common share	$0.42	$0.43
Operating diluted earnings per common share	$0.55	$0.47
Dividends declared per common share	$0.1875	$0.1625

RECONCILIATION OF REPORTED NET INCOME (GAAP) TO OPERATING EARNINGS (NON-GAAP MEASURE) - UNAUDITED

	Three months ended
	March 31,
	2016	2015
Reported net income (GAAP)	$64,237	$67,132
After-tax regulatory charges	29	1,083
After-tax MISO regional base ROE rate refund liability	11,531	4,842
After-tax Fortis transaction related expenses	8,654	—
Operating earnings (Non-GAAP)	$84,451	$73,057

RECONCILIATION OF REPORTED DILUTED EPS (GAAP) TO OPERATING DILUTED EPS (NON-GAAP MEASURE) - UNAUDITED

	Three months ended
	March 31,
	2016	2015
Reported diluted EPS (GAAP)	$0.42	$0.43
After-tax regulatory charges	—	0.01
After-tax MISO regional base ROE rate refund liability	0.07	0.03
After-tax Fortis transaction related expenses	0.06	—
Operating diluted EPS (Non-GAAP)	$0.55	$0.47

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31,	December 31,
(in thousands, except share data)	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$8,221	$13,859
Accounts receivable	120,533	104,262
Inventory	27,577	25,777
Regulatory assets	16,937	14,736
Income tax receivable	141,323	—
Prepaid and other current assets	10,920	10,608
Total current assets	325,511	169,242
Property, plant and equipment (net of accumulated depreciation and amortization of $1,512,637 and $1,487,713, respectively)	6,246,320	6,109,639
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $29,073 and $28,242, respectively)	44,950	45,602
Regulatory assets	249,264	233,376
Deferred financing fees (net of accumulated amortization of $1,469 and $1,277, respectively)	3,343	2,498
Other	43,691	44,802
Total other assets	1,291,411	1,276,441
TOTAL ASSETS	$7,863,242	$7,555,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$117,461	$124,331
Accrued payroll	13,985	24,123
Accrued interest	39,576	52,577
Accrued taxes	33,475	44,256
Regulatory liabilities	36,102	44,964
Refundable deposits from generators for transmission network upgrades	16,744	2,534
Debt maturing within one year	607,058	395,105
Other	28,374	31,034
Total current liabilities	892,775	718,924
Accrued pension and postretirement liabilities	65,907	61,609
Deferred income taxes	898,858	735,426
Regulatory liabilities	273,564	254,788
Refundable deposits from generators for transmission network upgrades	7,522	18,077
Other	27,848	23,075
Long-term debt	3,947,954	4,034,352
Commitments and contingent liabilities
STOCKHOLDERS’ EQUITY
Common stock, without par value, 300,000,000 shares authorized, 152,766,017 and 152,699,077 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	835,513	829,211
Retained earnings	911,198	875,595
Accumulated other comprehensive income	2,103	4,265
Total stockholders’ equity	1,748,814	1,709,071
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,863,242	$7,555,322

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

	Three months ended
	March 31,
(in thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$64,237	$67,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	38,872	34,435
Recognition, refund and collection of revenue accruals and deferrals — including accrued interest	(16,581)	(12,484)
Deferred income tax expense	160,881	27,823
Allowance for equity funds used during construction	(7,519)	(7,549)
Other	8,550	6,777
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(10,778)	(3,826)
Inventory	(1,788)	(72)
Income tax receivable	(141,323)	—
Prepaid and other current assets	(66)	(9,920)
Accounts payable	6,373	(4,855)
Accrued payroll	(6,463)	(7,540)
Accrued interest	(13,001)	(13,172)
Accrued taxes	(10,781)	(11,140)
Other current liabilities	(3,094)	(1,676)
Estimated potential refund related to return on equity complaints	18,900	7,960
Other non-current assets and liabilities, net	1,397	(4,960)
Net cash provided by operating activities	87,816	66,933
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(203,996)	(172,604)
Other	8,754	(5,637)
Net cash used in investing activities	(195,242)	(178,241)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit agreements	244,100	349,800
Net issuance of commercial paper, net of discount	211,360	—
Repayments of revolving credit agreements	(331,200)	(222,400)
Dividends on common and restricted stock	(28,585)	(25,220)
Refundable deposits from generators for transmission network upgrades	4,820	143
Repayment of refundable deposits from generators for transmission network upgrades	—	(9,178)
Other	1,293	(464)
Net cash provided by financing activities	101,788	92,681
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,638)	(18,627)
CASH AND CASH EQUIVALENTS — Beginning of period	13,859	27,741
CASH AND CASH EQUIVALENTS — End of period	$8,221	$9,114